File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                          11-2234952
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                         Identification No.)

            80 Arkay Drive
         Hauppauge, New York                                   11788
(Address of Principal Executive Offices)                     (Zip Code)

                        2001 DIRECTOR STOCK OPTION PLAN
                  2001 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                             David C. Fischer, Esq.
                                 Loeb & Loeb LLP
                                 345 Park Avenue
                            New York, New York 10154
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (212) 407-4827
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                                     Proposed     Proposed
Title of                             maximum      maximum
Securities           Amount          offering     aggregate       Amount of
to be                to be           price        offering        Registration
Registered           Registered      per share    price           Fee
-------------------------------------------------------------------------------
Common Stock,           7,686(1)       $20.25      $   155,642
par value              48,000(1)       $15.02      $   720,960
$.10                  124,300(1)       $14.49	   $ 1,801,107
per share           1,570,014(2)       $12.77      $20,049,079
                    ---------                      -----------
                    1,750,000                      $22,726,788    $5,681.70
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Represents shares issuable upon exercise of options previously granted.

(2) Based upon the average of the high and low prices of the Common Stock on July 26, 2001, as reported in the consolidated reporting system.

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The documents listed below shall be deemed to be incorporated by this reference in this registration statement and to be a part of this registration statement from the date of filing of this registration statement, or if later, the date of filing of the incorporated document:

          *  SMSC's annual report on Form 10-K
for the year ended February 28, 2001;

          *  SMSC's quarterly report on Form 10-Q
for the quarter ended May 31, 2001;

          * The description of the class of securities offered contained in SMSC's Registration Statement on Form 8-A, filed September 21, 1973, Registration
Statement on Form 8-A, filed January 12, 1989, and
Registration Statement on Form 8-A dated January 13, 1998,
File No. 0-7422; and

            * All documents subsequently filed by SMSC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before filing a post-effective amendment indicating that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power to indemnify any person sued as a director, officer, employee or agent of the corporation, or of another corporation if that person is serving at the request of the indemnifying corporation, in non-derivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the indemnifying corporation. In the case of criminal actions and proceedings, the person must also have had no reasonable cause to believe his conduct was unlawful. Indemnification of expenses is authorized in stockholder derivative suits where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the indemnifying corporation and so long as he had not been found liable to the indemnifying corporation. Even in this latter instance, the court may determine that in view of all the circumstances the person is entitled to indemnification for the expenses that the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

          SMSC's By-laws include the indemnification provisions excerpted below:

          4. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful....

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SMSC maintains directors' and officers' liability insurance for all its directors and officers.

Item 8.   EXHIBITS

          The exhibits listed in the Exhibit Index are filed as a part of this registration statement.

Item 9.   UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being offered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 11th day of July, 2001.

                                   STANDARD MICROSYSTEMS CORPORATION
                                             (Registrant)


                                   By:  /s/Andrew M. Caggia
                                      ------------------------------
                                      ANDREW M. CAGGIA
                                      Senior Vice President and
                                      Chief Financial Officer
                                   (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

     Signature and Title                    Date


/s/Steven J. Bilodeau                   July 11, 2001
------------------------------
Steven J. Bilodeau
Chairman, President and
Chief Executive Officer
(Principal Executive
Officer)


/s/Andrew M. Caggia                     July 11, 2001
------------------------------
Andrew M. Caggia
Director, Senior Vice President
and Chief Financial Officer
(Principal Financial
Officer)


/s/Eric M. Nowling                      July 11, 2001
------------------------------
Eric M. Nowling
Vice President and
Controller (Principal
Accounting Officer)


/s/James R. Berrett                     July 11, 2001
------------------------------
James R. Berrett
Director


/s/James J. Boyle                       July 11, 2001
------------------------------
James J. Boyle
Director


/s/Robert M. Brill                      July 11, 2001
------------------------------
Robert M. Brill
Director


/s/Peter F. Dicks                       July 11, 2001
------------------------------
Peter F. Dicks
Director


/s/Ivan T. Frisch                       July 11, 2001
------------------------------
Ivan T. Frisch
Director

                       EXHIBIT INDEX

Location/
Incorporated by      Exhibit
Reference to:          No.             Exhibit

      (1)               5              Opinion of
                                       Loeb & Loeb LLP
                                       as to legality
                                       of securities
                                       being
                                       registered

      (1)               23.1           Consent of
                                       Arthur
                                       Andersen LLP

      (2)               23.2           Consent of
                                       Loeb & Loeb LLP

Incorporated by         99.1           2001 Director Stock
reference to Exhibit                   Option Plan
B to registrant's
proxy statement
dated May 31, 2001
(File No. 001-07422)

Incorporated by         99.2           2001 Stock Option and
reference to Exhibit                   Restricted Stock Plan
C to registrant's
proxy statement
dated May 31, 2001
(File No. 001-07422)

-------------------------
(1)   Filed herewith

(2)   Included in Exhibit 5